UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2002

Avistar Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0383089

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Twin Dolphin Drive, Suite 360, Redwood Shores, California 94065

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 610-2900

Not applicable

(Former name or former address, if changed since last report)

ITEM 5. Other Events

     On October 28, 2002, Avistar Communications Corporation issued the press release attached hereto as Exhibit 99.1 reporting that its application for transfer of its common stock from The NASDAQ National Market to The NASDAQ SmallCap Market had been approved by NASDAQ. The transfer of Avistar’s common stock to The NASDAQ SmallCap Market will be effective at the opening of trading on October 30, 2002.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits. The following exhibits are filed with this document:

Exhibit No.	Description

99.1	Press release dated October 28, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

Dated: October 29, 2002	By:	/s/ Robert Habig

Robert Habig, Chief Financial Officer

AVISTAR COMMUNICATIONS CORPORATION
CURRENT REPORT ON FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated October 28, 2002.